Exhibit 99.1

Sequential Brands Group Announces 2014 Fourth Quarter and Full Year 2014 Financial Results

•	Q4 Revenue increased 75% to $18.6 million vs. $10.6 million in the prior year quarter
•	Q4 Adjusted EBITDA increased 56% to $11.1 million vs. $7.1 million in the prior year quarter
•	Full Year Revenue increased 85% to $41.8 million vs. $22.7 million in the prior year
•	Full Year Adjusted EBITDA increased 96% to $24.0 million vs. $12.3 million in the prior year

New York, February 25, 2015 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (NASDAQ: SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Results:

Total revenue for the fourth quarter ended December 31, 2014 increased to $18.6 million, compared to $10.6 million in the prior year quarter. Adjusted EBITDA for the fourth quarter was $11.1 million, compared to $7.1 million in the prior year quarter. On a non-GAAP basis, net income for the quarter was $4.5 million, or $0.11 per diluted share, compared to $5.2 million, or $0.20 per diluted share, in the prior year quarter. On a GAAP basis, net loss for the quarter was $3.8 million, or ($0.10) per diluted share, compared to net income of $4.1 million, or $0.15 per diluted share, in the prior year quarter. See tables below for a reconciliation of GAAP to non-GAAP measures.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, "2014 was another transformational year for Sequential.  Our platform grew substantially, and the Company delivered strong financial results.  Looking ahead, we remain focused on executing the chapters of our playbook inclusive of both organic and acquisition growth, as we look to achieve our three-year plan of $3.5 billion in annual global retail sales, $100 million in revenue and $70 million of adjusted EBITDA”.

Full Year 2014 Results:

Total revenue for the year ended December 31, 2014 increased to $41.8 million, compared to $22.7 million in the prior year. Adjusted EBITDA for the year ended December 31, 2014 was $24.0 million, compared to $12.3 million in the prior year, and the Company's non-GAAP net income was $8.6 million, or $0.27 per diluted share, for the year ended December 31, 2014, compared to $6.6 million, or $0.35 per diluted share, in the prior year. On a GAAP basis, net loss was $1.1 million for the year ended December 31, 2014, or ($0.04) per diluted share, compared to $18.0 million, or ($1.01) per diluted share, in the prior year, as the Company incurred certain costs in each year, both cash and non-cash, that were not representative of the Company's ongoing business. See tables below for a reconciliation of GAAP to non-GAAP measures.

2014 GAAP and Non-GAAP Taxes:

For GAAP purposes, in the fourth quarter of 2014 the Company recorded $10.3 million of taxes on $6.4 million of pre-tax income and for the full year 2014 the Company recorded $2.9 million of taxes (of which approximately $2.5 million were non-cash taxes) on $1.9 million of pre-tax income. The Company believes this is an anomaly and in future years the Company's statutory tax rate will be 35%. Therefore, the non-GAAP tables below demonstrate the 2014 financials inclusive of this statutory tax rate of 35%.

Financial Update:

For the year ending December 31, 2015, the Company is reiterating revenue guidance of $61 - $64 million with adjusted EBITDA of $38 - $40 million. The Company’s contractual guaranteed minimum royalties for 2015 are approximately $45 million.

Consistent with the Company's historical quarterly results, the Company expects revenue for 2015 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees. Therefore, revenue for the first half of the year will be close to minimum revenue, with overages being recognized in the second half of the year. As a result of this seasonality, the Company expects its adjusted EBITDA margins to be lower in the first half of the year, and higher in the second half of the year.

Investor Call and Webcast:

Management will provide further commentary today, February 25, 2015, on the Company's financial results via a conference call and webcast beginning at approximately 10:00am ET. To join the conference call, please dial (760) 666-3775 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non GAAP Financial Measures:

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently includes Avia®, AND1®, Ellen Tracy®, William Rast®, Revo®, Caribbean Joe®, Heelys®, DVS®, The Franklin Mint®, Nevados®, People's Liberation® and Linens 'N Things®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories.

For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  The Company's actual results could differ materially from those stated or implied in forward-looking statements.  Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the "SEC"); (ii) general economic, market, or business conditions; (iii) changes in the Company's competitive position or competitive actions by other companies; (iv) the Company's ability to maintain strong relationships with its licensees and retail partners; (v) the Company's ability to retain key personnel; (vi) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (vii) the Company's ability to successfully attract new brands; (viii) the Company's ability to identify suitable targets for acquisitions; (ix) the Company's ability to obtain financing for the acquisitions on commercially reasonable terms; (x) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (xi) the Company's ability to integrate successfully the new acquisitions into its ongoing business; (xii) the Company's ability to achieve the anticipated results of these and other potential acquisitions; (xiii) the Company's largest stockholders control a significant percentage of the Company's common stock and appointed two members to the Company's board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company's stockholders; (xiv) the Company's ability to comply with government regulations; (xv) changes in laws or regulations or policies of federal and state regulators and agencies; and (xvi) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Gary Klein, CFO

Sequential Brands Group, Inc.

(646) 564-2577

gklein@sbg-ny.com

ICR

Rachel Schacter

(203)-682-8200

Rachel.schacter@icrinc.com

Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended December 31,		Years Ending December 31,
	2014	2013	2014	2013
			(Unaudited)
Net revenue	$18,571	$10,611	$41,837	$22,653
Operating expenses	8,605	4,700	29,806	16,845
Income from operations	9,966	5,911	12,031	5,808
Other income	0	49	5	488
Interest expense	3,386	1,327	9,746	15,589
Income (loss) before income taxes	6,580	4,633	2,290	(9,293)
Provison (benefit) for income taxes	10,292	(881)	2,936	1,849
(Loss) Income from continuing operations	(3,712)	5,514	(646)	(11,142)
Loss from discontinued operations:
Loss from discontinued operations of wholesale business, net of tax	0	(984)	0	(6,244)
Loss from discontinued operations, net of tax	0	(984)	0	(6,244)
Consolidated net (loss) income	(3,712)	4,530	(646)	(17,386)
Net income attributable to noncontrolling interest	(137)	(477)	(422)	(588)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(3,849)	$4,053	$(1,068)	$(17,974)

Basic (loss) earnings per share:
Continuing operations	$(0.10)	$0.20	$(0.04)	$(0.66)
Discontinued operations	-	(0.04)	-	(0.35)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.10)	$0.16	$(0.04)	$(1.01)
Basic weighted average common shares outstanding	38,127,525	24,658,180	29,964,604	17,713,140

Diluted (loss) earnings per share:
Continuing operations	$(0.10)	$0.19	$(0.04)	$(0.66)
Discontinued operations	-	(0.04)	-	(0.35)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.10)	$0.15	$(0.04)	$(1.01)
Diluted weighted average common shares outstanding	38,127,525	25,887,085	29,964,604	17,713,140

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Dec. 31, 2014	Dec. 31, 2013

Total Assets	$526,363	$153,605
Total Liabilities	$261,463	$72,436
Total Stockholders’ Equity	$264,900	$81,169

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

GAAP net (loss) income	$(3,849)	$4,053	$(1,068)	$(17,974)

Adjustments:
Deal costs (a)	378	1,032	7,689	4,856
Non-cash mark-to-market restricted stock expense (b)	134	0	585	0
Loss from discontinued operations (c)	0	984	0	6,244
Non-cash income tax (benefit) related to the amortization of intangibles (d)	0	(881)	0	1,849
Non-cash interest related to beneficial conversion feature (e)	0	0	0	11,614
Brand Matter purchase price adjustment (f)	0	0	550	0
Write-off of deferred financing costs and debt discount (g)	0	0	1,615	0
Write-off of JCP fixturing (h)	0	0	900	0
Tax effect of above items	(179)	0	(3,968)	0
Adjustment to taxes (k)	8,036	0	2,281	0
Total non-GAAP adjustments	8,369	1,135	9,652	24,563

Non-GAAP net income (1)	$4,520	$5,188	$8,584	$6,589

Non-GAAP weighted average diluted shares (i)	41,125,414	25,887,085	32,313,876	18,636,088

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
DILUTED EPS:	2014	2013	2014	2013

GAAP (loss) earnings per share	$(0.10)	$0.15	$(0.04)	$(1.01)
Adjustments:
Deal costs (a)	0.01	0.04	0.24	0.26
Non-cash mark-to-market restricted stock expense (b)	0.00	-	0.02	-
Loss from discontinued operations (c)	-	0.04	-	0.35
Non-cash income tax (benefit) related to the amortization of intangibles (d)	-	(0.03)	-	0.10
Non-cash interest related to beneficial conversion feature (e)	-	-	-	0.62
Brand Matter purchase price adjustment (f)	-	-	0.02	-
Write-off of deferred financing costs and debt discount (g)	-	-	0.05	-
Write-off of JCP fixturing (h)	-	-	0.03	-
Tax effect of above items	(0.00)	-	(0.12)	-
Adjustment related to different share count GAAP vs non-GAAP (j)	-	-	-	0.03
Adjustment to taxes (k)	0.20	-	0.07	-
Total non-GAAP adjustments	$0.21	$0.05	$0.31	$1.36

Non-GAAP earnings per share (1)	$0.11	$0.20	$0.27	$0.35

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

GAAP net (loss) income	$(3,849)	$4,053	$(1,068)	$(17,974)

Adjustments:
Taxes	10,292	(881)	2,936	1,849
Interest expense, net	3,386	1,327	9,746	15,589
Non-cash compensation	564	425	2,184	1,118
Depreciation and amortization	358	203	1,107	598
Deal costs (b)	378	1,032	7,689	4,856
Brand Matter purchase price adjustment (f)	0	0	550	0
Write-off of JCP fixturing (h)	0	0	900	0
Discontinued operations	0	984	0	6,244
	14,978	3,090	25,112	30,254

Adjusted EBITDA (2)	$11,129	$7,143	$24,044	$12,280

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net (loss) / income excluding discontinued operations, deal costs, non-cash income tax related to amortization of intangibles, non-cash interest related to beneficial conversion feature, mark-to-market adjustments to non-cash stock-based compensation provided to consultants, Brand Matter LLC purchase price adjustment, write-off of deferred financing costs and debt discount and write-off of JCP fixturing. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(2)	Adjusted EBITDA is defined as net (loss) / income, excluding interest income or expense, income taxes, depreciation and amortization, and excluding discontinued operations, deal costs, non-cash compensation, Brand Matter LLC purchase price adjustment and write-off of JCP fixturing. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents 2014 deal related costs for the AND1, Avia, Nevados, Linens 'N Things and FUL transactions and the 2013 acquisitions of Heelys, Ellen Tracy, Caribbean Joe, Revo and The Franklin Mint.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.

(c)	Represents the wind down of legacy wholesale and retail businesses.

(d)	Represents the non-cash deferred tax liability the Company recognizes as it amortizes certain trademarks for tax, but not book purposes.

(e)	Represents one-time non-cash interest charges related to the conversion of the Tengram convertible notes to equity.

(f)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(g)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.

(h)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(i)	The Company referred to non-GAAP net income / (loss) as its basis for determining the weighted average diluted share count to use in its calculation of non-GAAP net income / (loss) per share.

(j)	Represents and adjustment to reflect the diluted share count used by the Company in its calculation of non-GAAP net income per share which differs from the diluted share count used for GAAP.

(k)	Represents the adjustment to taxes in 2014 to reflect a statutory tax rate of 35% for comparability purposes in the future. 2013 does not reflect a tax adjustment.

Reconciliation of Non-GAAP Adjustment to Taxes

(in thousands, except statutory tax rate) *

	(Unaudited)	(Unaudited)
	Three Months Ended December 31, 2014	Year Ended December 31, 2014

GAAP pre-tax net income	$6,580	$2,290
Less: Net income attributable to noncontrolling interest	(137)	(422)
	6,443	1,868

Non-GAAP adjustments:
Deal costs (a)	378	7,689
Non-cash mark-to-market restricted stock expense (b)	134	585
Brand Matter purchase price adjustment (c)	0	550
Write-off of deferred financing costs and debt discount (d)	0	1,615
Write-off of JCP fixturing (e)	0	900
Total non-GAAP adjustments	512	11,339

Non-GAAP pre-tax net income	$6,955	$13,207

Provision for taxes	10,292	2,936
35% tax effect of Non-GAAP adjustments above	179	3,968
Adjustment to taxes (f)	(8,036)	(2,281)
Normalized taxes	$2,435	$4,623

Statutory tax rate	35%	35%

(a)	Represents deal related costs for the AND1, Avia, Nevados, Linens 'N Things and FUL transactions.
(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.
(c)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.
(d)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.
(e)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.
(f)	Represents the adjustment to taxes in 2014 to reflect a statutory tax rate of 35% for comparability purposes in the future.

*	This table illustrates the calculation of the adjustment to taxes necessary to give effect to a statutory tax rate of 35% that we estimate would be applied to the Company's income, absent non-recurring items.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015

(in thousands, except earnings per share data)

	(Unaudited)
	For the year ending December 31, 2015
	High	Low

GAAP net income	$15,472	$14,172

Adjustments:
Interest expense	12,507	12,507
Depreciation and amortization	1,440	1,440
Taxes	8,331	7,631
Non-cash compensation (a)	2,250	2,250
	24,528	23,828

Adjusted EBITDA (1)	$40,000	$38,000

	(Unaudited)
	For the year ending December 31, 2015
DILUTED EPS:	High	Low

GAAP earnings per share	$0.38	$0.35

Adjustments:
None

Non-GAAP earnings per share	$0.38	$0.35

(1)	Adjusted EBITDA is defined as net loss, excluding interest income or expense, income taxes, depreciation and amortization, and excluding non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.
(a)	Excludes future mark-to-market restricted stock expense adjustments and performance based awards.